Exhibit T3B.5

COMPANY HAVING A SHARE CAPITAL

MEMORANDUM OF ASSOCIATION

OF

AEGERION PHARMACEUTICALS LIMITED

Each subscriber to this memorandum of association wishes to form a company under the Companies Act 2006 and agrees to become a member of the company and to take at least one share.

Name of each subscriber	Authentication by each subscriber
Aegerion Pharmaceuticals, Inc.	Aegerion Pharmaceuticals, Inc.

Dated 21 June 2012

THE COMPANIES ACT 2006

A PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

AEGERION PHARMACEUTICALS LIMITED

26.	RIGHTS AND RESPONSIBILITIES OF ALTERNATE DIRECTORS	9

27.	TERMINATION OF ALTERNATE DIRECTORSHIP	10

PART 3 -	SHARES AND DISTRIBUTIONS	11

28.	ALL SHARES TO BE FULLY PAID UP	11

29.	POWER TO ISSUE DIFFERENT CLASSES OF SHARE WITH DIFFERENT RIGHTS	11

30.	PAYMENT OF COMMISSIONS ON SUBSCRIPTION FOR SHARES	11

31.	EXCLUSION OF RIGHTS TO OFFERS ON A PRE-EMPTIVE BASIS	11

32.	COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS	12

33.	SHARE CERTIFICATES	12

34.	SHARE TRANSFERS	12

35.	PROCEDURE FOR DECLARING DIVIDENDS	13

36.	NON-CASH DISTRIBUTIONS	13

37.	DISTRIBUTION IN SPECIE ON WINDING UP	13

38.	AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS	13

PART 4 -	DECISION-MAKING BY SHAREHOLDERS	15

39.	NOTICE OF GENERAL MEETINGS	15

40.	ATTENDANCE AND SPEAKING AT GENERAL MEETINGS	15

41.	QUORUM FOR GENERAL MEETINGS	15

42.	CHAIRING GENERAL MEETINGS	15

43.	VOTING: GENERAL	16

44.	AMENDMENTS TO RESOLUTIONS	16

45.	CLASS MEETINGS	16

PART 5 -	ADMINISTRATIVE ARRANGEMENTS	17

46.	MEANS OF COMMUNICATION TO BE USED	17

47.	COMPANY SEALS	17

48.	NO RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS	18

49.	PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS	18

50.	INDEMNITY AND EXPENSES	18

51.	INSURANCE	19

Part 1

Interpretation and Limitation of Liability

1.	DEFINED TERMS

In the articles, unless the context requires otherwise

“Act” means the Companies Act 2006;

“articles” means the company’s articles of association;

“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy;

“chairman” has the meaning given in article 13;

“chairman of the meeting” has the meaning given in article 42;

“Companies Acts” means the Companies Acts (as defined in section 2 of the Act), in so far as they apply to the company;

“director” means a director of the company, and includes any person occupying the position of director, by whatever name called;

“distribution recipient” has the meaning given in article 36;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“electronic form” has the meaning given in section 1168 of the Act;

“fully paid” in relation to a share, means that the nominal value and any premium to be paid to the company in respect of that share have been paid to the company;

“group company” means the company’s ultimate holding company (if any) and any body corporate which is directly or indirectly a wholly-owned subsidiary of the company or such ultimate holding company, in each case from time to time;

“hard copy form” has the meaning given in section 1168 of the Act;

“holder” in relation to shares means the person whose name is entered in the register of members as the holder of the shares;

“instrument” means a document in hard copy form;

“ordinary resolution” has the meaning given in section 282 of the Act;

“paid” means paid or credited as paid;

“participate”, in relation to a directors’ meeting, has the meaning given in article 11;

“shareholder” means a person who is the holder of a share;

“shares” means shares in the company;

“special resolution” has the meaning given in section 283 of the Act;

“subsidiary” has the meaning given in section 1159 of the Act;

“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

Unless the context otherwise requires, other words or expressions contained in these articles bear the same meaning as in the Act as in force on the date when these articles become binding on the company.

2.	REGULATIONS OF THE COMPANY

These articles are the articles of the company and the Companies Act 2006 Model articles For Private Companies Limited By Shares do not apply.

3.	LIABILITY OF MEMBERS

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

Part 2 Directors

Directors’ Powers And Responsibilities

4.	DIRECTORS’ GENERAL AUTHORITY

Subject to the articles, the directors are responsible for the management of the company’s business, for which purpose they may exercise all the powers of the company.

5.	SHAREHOLDERS’ RESERVE POWER

5.1	The shareholders may, by special resolution, direct the directors to take, or refrain from taking, specified action.

5.2	No such special resolution invalidates anything which the directors have done before the passing of the resolution.

6.	DIRECTORS MAY DELEGATE

6.1	Subject to the articles, the directors may delegate any of the powers which are conferred on them under the articles-

(a)	to such person or committee;

(b)	by such means (including by power of attorney);

(c)	to such an extent;

(d)	in relation to such matters or territories; and

(e)	on such terms and conditions; as they think fit.

6.2	If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

6.3	The directors may revoke any delegation in whole or part, or alter its terms and conditions.

7.	COMMITTEES

7.1
Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the articles which govern the taking of decisions by directors.

7.2	The directors may make rules of procedure for all or any committees and such rules prevail over rules derived from the articles if they are not consistent with them.

Decision-Making by Directors

8.	DIRECTORS TO TAKE DECISIONS COLLECTIVELY

The general rule about decision-making by directors is that any decision of the directors must be either a majority decision at a meeting or a decision taken in accordance with article 9.

9.	UNANIMOUS DECISIONS

9.1	A decision of the directors is taken in accordance with this article when all eligible directors indicate to each other by any means that they share a common view on a matter.

9.2
Such a decision may take the form of a resolution in writing, at least one copy of which has been signed by each eligible director or to which each eligible director has otherwise indicated agreement in writing. A resolution signed by an alternate director need not also be signed by or agreed to by his appointer.

9.3	References in this article to eligible directors are to directors who would have been entitled to vote on the matter had it been proposed as a resolution at a directors’ meeting.

9.4	A decision may not be taken in accordance with this article if the eligible directors would not have formed a quorum at such a meeting.

10.	CALLING A DIRECTORS’ MEETING

10.1	Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorising the company secretary (if any) to give such notice.

10.2	Notice of any directors’ meeting must indicate

(a)	its proposed date and time;

(b)	where it is to take place; and

(c)	if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

10.3	Notice of a directors’ meeting must be given to each director, but need not be in writing.

10.4
Notice of a directors’ meeting need not be given to directors who waive  their entitlement to notice of that meeting, by giving notice to that effect to the company either before or not more than 7 days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

11.	PARTICIPATION IN DIRECTORS’ MEETINGS

11.1	Subject to the articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when:

(a)	the meeting has been called and takes place in accordance with the articles, and

(b)	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

11.2	In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other.

11.3	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

12.	QUORUM FOR DIRECTORS’ MEETINGS

12.1	At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

12.2	The quorum for directors’ meetings may be fixed from time to time by a decision of the directors, but it must never be less than two, and unless otherwise fixed it is two.

12.3	If the total number of directors for the time being is less than the quorum required, the directors must not take any decision other than a decision-

(a)	to appoint further directors, or

(b)	to call a general meeting so as to enable the shareholders to appoint further directors.

13.	CHAIRING OF DIRECTORS’ MEETINGS

13.1	The directors may appoint a director to chair their meetings.

13.2	The person so appointed for the time being is known as the chairman.

13.3	The directors may terminate the chairman’s appointment at any time.

13.4	If the chairman is not participating in a directors’ meeting within ten minutes of the time at which it was to start, the participating directors may appoint one of themselves to chair it.

14.	CASTING VOTE AT DIRECTORS’ MEETING

14.1
If the numbers of votes at a meeting of directors for and against a proposal are equal (ignoring any votes which in accordance with the Act are to be discounted), the chairman or other director chairing the meeting has a casting vote.

14.2	But this does not apply if, in accordance with the articles, the chairman or other director is not to be counted as participating in the decision-making process for quorum or voting purposes.

15.	TRANSACTIONS OR ARRANGEMENTS WITH THE COMPANY

Subject to sections 177(5) and 177(6) and sections 182(5) and 182(6) of the Act and provided he has declared the nature and extent of his interest in accordance with the requirements of the Companies Acts, a director:

(a)	may be a party to, or otherwise interested in, any contract, transaction or arrangement with the company or in which the company is otherwise (directly or indirectly) interested (a “Relevant Matter”);

(b)	shall be entitled to vote on any proposed decision of the directors (or committee of directors) in respect of any Relevant Matter or proposed Relevant Matter in which he is interested;

(c)
shall be entitled to vote at a meeting of directors (or of a committee of the directors) or participate in any unanimous decision, in respect of any Relevant Matter or proposed Relevant Matter in which he is interested;

(d)
may act by himself or his firm in a professional capacity for the company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director;

(e)
may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate in which the company is otherwise (directly or indirectly) interested; and

(f)
shall not, save as he may otherwise agree, be accountable to the company for  any benefit which he (or a person connected with him (as defined in section 252 of the Act)) derives from any Relevant Matter or from any such office or employment or from any interest in any such body corporate and no such Relevant Matter shall be liable to be avoided on the grounds of any such interest or benefit nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act.

16.	CONFLICTS OF INTEREST

For the purposes of section 175 of the Act, the directors are not empowered to authorise any matter relating to or arising out of a situation in which a director has, or could have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the company and which would, if not so authorised, involve a breach of duty by a director under that section.

17.	RECORDS OF DECISIONS TO BE KEPT

The directors must ensure that the company keeps a record, in writing, for at least 10 years from the date of the decision recorded, of every unanimous or majority decision taken by the directors.

18.	DIRECTORS’ DISCRETION TO MAKE FURTHER RULES

Subject to the articles, the directors may make any rule which they think fit about how  they take decisions, and about how such rules are to be recorded or communicated to directors.

19.	CHANGE OF NAME

The company may change its name by resolution of the directors.

Appointment of Directors

20.	METHODS OF APPOINTING DIRECTORS

Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

(a)	by ordinary resolution;

(b)	by a decision of the directors; or

(c)	by a notice of his appointment given in accordance with article 22.

21.	TERMINATION OF DIRECTOR’S APPOINTMENT

A person ceases to be a director as soon as:

(a)	that person ceases to be a director by virtue of any provision of the Act or is prohibited from being a director by law;

(b)	a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)
a registered medical practitioner who is treating that person gives a written opinion to the company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)	by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f)	notification is received by the company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms; and

(g)
that person has for more than six consecutive months been absent without permission of the directors from meetings of directors held during that period and the directors resolve that that person should cease to be a director;

(h)	notice of his removal is given in accordance with article 22.

22.	APPOINTMENT AND REMOVAL OF DIRECTORS BY MAJORITY SHAREHOLDERS

Any member holding, or any members holding in aggregate, at the relevant time  a majority in nominal value of such of the issued share capital of the company as carries the right of attending and voting at general meetings of the company may, by notice in writing signed by or on behalf of him or them and delivered to the company’s registered office or tendered at a meeting of the directors or at a general meeting of the company, at any time and from time to time appoint any person to be a director (either to fill a vacancy or as an additional director) or remove any director from office (no matter how he was appointed).

23.	DIRECTORS’ REMUNERATION

23.1	Directors may undertake any services for the company that the directors decide and the company may enter into a service contract with any director on such terms as the directors think fit.

23.2	Directors are entitled to such remuneration as the directors determine:

(a)	for their services to the company as directors; and

(b)	for (i) any other service which they undertake for the company or (ii) any executive office or employment with, the company or any body corporate which is a group company.

23.3	Subject to the articles, a director’s remuneration may:

(a)	take any form;

(b)	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

23.4	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

23.5
Directors are not accountable to the company for any remuneration which they receive as directors or other officers or employees of the company, any group company or any other body corporate in which the company is interested and the receipt of such benefit shall  not disqualify any person from being a director of the company.

24.	DIRECTORS’ EXPENSES

The company may pay any reasonable expenses which the directors (including  alternative directors) and the company secretary (if one has been appointed) properly incur in connection with their attendance at:

(a)	meetings of directors or committees of directors;

(b)	general meetings; or

(c)	separate meetings of the holders of any class of shares or of debentures of the company,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the company.

Alternate directors

25.	APPOINTMENT AND REMOVAL OF ALTERNATES

25.1	Any director (the “appointor”) may appoint as an alternate any other director, or any other person approved by resolution of the directors, to:

(a)	exercise that director’s powers, and

(b)	carry out that director’s responsibilities,

in relation to the taking of decisions by the directors in the absence of the alternate’s appointor.

25.2	Any appointment or removal of an alternate must be effected by notice in writing to the company signed by the appointor, or in any other manner approved by the directors.

25.3	The notice must:

(a)	identify the proposed alternate, and

(b)	in the case of a notice of appointment, contain a statement signed by the proposed alternate that the proposed alternate is willing to act as the alternate of the director giving the notice.

26.	RIGHTS AND RESPONSIBILITIES OF ALTERNATE DIRECTORS

26.1	An alternate director has the same rights, in relation to any directors’ meeting or directors’ written resolution, as the alternate’s appointor.

26.2	Except as the articles specify otherwise, alternate directors:

(a)	are deemed for all purposes to be directors;

(b)	are liable for their own acts and omissions;

(c)	are subject to the same restrictions as their appointors; and

(d)	are not deemed to be agents of or for their appointors.

26.3	A person who is an alternate director but not a director:

(a)	may be counted as participating for the purposes of determining whether a quorum is participating (but only if that person’s appointor is not participating), and

(b)	may sign a written resolution (but only if it is not signed or to be signed by that person’s appointor).

No alternate may be counted as more than one director for such purposes.

26.4
An alternate director is not entitled to receive any remuneration from the company for serving as an alternate director except such part of the alternate’s appointor’s remuneration as the appointor may direct by notice in writing made to the company.

27.	TERMINATION OF ALTERNATE DIRECTORSHIP

27.1	An alternate director’s appointment as an alternate terminates:

(a)	when the alternate’s appointor revokes the appointment by notice to the company in writing specifying when it is to terminate;

(b)
on the occurrence in relation to the alternate of any event which, if it occurred in relation to the alternate’s appointor, would result in the termination of the appointor’s appointment as a director;

(c)	on the death of the alternate’s appointor; or

(d)
when the alternate’s appointor’s appointment as a director terminates, except that an alternate’s appointment as an alternate does not terminate when the appointor retires by rotation at a general meeting and is then re-appointed as a director at the same general meeting.

Part 3

Shares and Distributions

28.	ALL SHARES TO BE FULLY PAID UP

28.1	No share is to be issued for less than the aggregate of its nominal value and any premium to be paid to the company in consideration for its issue.

28.2	This does not apply to shares taken on the formation of the company by the subscribers to the company’s memorandum.

29.	POWER TO ISSUE DIFFERENT CLASSES OF SHARE WITH DIFFERENT RIGHTS

29.1	Subject to the articles, but without prejudice to the rights attached to any existing shares, the company may issue shares with such rights or restrictions as may be determined by ordinary resolution.

29.2
The company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

29.3
In the event that rights and restrictions attaching to shares are determined by ordinary resolution or by the directors pursuant to this article, those rights and restrictions shall apply, in particular in place of any rights or restrictions that would otherwise apply by  virtue of the Act in the absence of any provisions in the articles of a company, as if those rights and restrictions were set out in the articles.

30.	PAYMENT OF COMMISSIONS ON SUBSCRIPTION FOR SHARES

30.1	The company may pay any person a commission in consideration for that person:

(a)	subscribing, or agreeing to subscribe, for shares, or

(b)	procuring, or agreeing to procure, a subscription or subscriptions for shares

30.2	Any such commission may be paid:

(a)	in cash, or in fully paid or partly paid shares or other securities, or partly in one way and partly in the other, and

(b)	in respect of a conditional or an absolute subscription.

31.	EXCLUSION OF RIGHTS TO OFFERS ON A PRE-EMPTIVE BASIS

In accordance with section 567(1) of the Act, sections 561 and 562 of the Act shall not apply to an allotment of equity securities (as defined in section 560(1) of the Act) made by the company.

32.	COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS

Except as required by law, no person is to be recognised by the company as holding any share upon any trust, and except as otherwise required by law or the articles,  the company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

33.	SHARE CERTIFICATES

33.1	The company must issue each shareholder, free of charge, with one or more certificates in respect of the shares which that shareholder holds.

33.2	Every certificate must specify:

(a)	in respect of how many shares, of what class, it is issued;

(b)	the nominal value of those shares;

(c)	that the shares are fully paid; and

(d)	any distinguishing numbers assigned to them.

33.3	No certificate may be issued in respect of shares of more than one class.

33.4	Certificates must:

(a)	have affixed to them the company’s common seal, or

(b)	be otherwise executed in accordance with the Companies Acts.

34.	SHARE TRANSFERS

34.1
No transfer of any share may be registered without the approval of a member or members holding a majority in nominal value of the issued shares for the time being conferring the right to vote at general meetings of the company, and the directors shall be bound to approve a transfer which has such approval.

34.2	Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor.

34.3	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

34.4	The company may retain any instrument of transfer which is registered.

34.5	The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

Dividends and other distributions

35.	PROCEDURE FOR DECLARING DIVIDENDS

The company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

36.	NON-CASH DISTRIBUTIONS

36.1
Subject to the terms of issue of the share in question, the company may, by ordinary resolution or by a decision of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

36.2	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(a)	fixing the value of any assets;

(b)	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(c)	vesting any assets in trustees.

37.	DISTRIBUTION IN SPECIE ON WINDING UP

If the company is wound up, the liquidator may, with the sanction of a special resolution of the company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

Capitalisation of profits

38.	AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS

38.1	Subject to the articles, the directors may, if they are so authorised by an ordinary resolution:

(a)
decide to capitalise any profits of the company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the company’s share premium account or capital redemption reserve; and

(b)
appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

38.2	Capitalised sums must be applied:

(a)	on behalf of the persons entitled; and

(b)	in the same proportions as a dividend would have been distributed to them.

38.3
Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

38.4
A capitalised sum which was appropriated from profits available for distribution may be applied in paying up new debentures of the company which are then allotted credited as fully paid to the persons entitled or as they may direct.

38.5	Subject to the articles the directors may:

(a)	apply capitalised sums in accordance with articles 38.3 and 38.4 partly in one way and partly in another;

(b)
make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this article (including the issuing of fractional certificates or the making of cash payments); and

(c)
authorise any person to enter into an agreement with the company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this article.

Part 4

Decision-making by shareholders

Organisation of general meetings

39.	NOTICE OF GENERAL MEETINGS

Notice of general meetings need not be given to members who, under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the company.

40.	ATTENDANCE AND SPEAKING AT GENERAL MEETINGS

40.1
A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

40.2	A person is able to exercise the right to vote at a general meeting when:

(a)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(b)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

40.3	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

41.	QUORUM FOR GENERAL MEETINGS

41.1	No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

41.2	For all purposes of these articles, a quorum shall be present at a general meeting of the company or of the holders of any class of its shares as provided in the Act.

42.	CHAIRING GENERAL MEETINGS

42.1	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

42.2	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

(a)	the directors present; or

(b)
(if no directors are present) the meeting, must appoint a director or shareholder (including a proxy or a corporate representative) to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

42.3	The person chairing a meeting in accordance with this article is referred to as “the chairman of the meeting”.

43.	VOTING: GENERAL

43.1	A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is demanded.

43.2	On a vote on a written resolution each shareholder has one vote in respect of each share held by him.

43.3	The voting entitlements of members are subject to any rights or restrictions attached to shares held by them, whether or not such rights or restrictions are set out in the articles.

44.	AMENDMENTS TO RESOLUTIONS

44.1	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a)
notice of the proposed amendment is given to the company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine); and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

44.2	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

44.3	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution .

45.	CLASS MEETINGS

All the provisions of these articles relating to general meetings of the company apply with any necessary changes to a separate meeting of shareholders of any class of shares in the company in connection with the variation of rights attached to a class of shares.

Part 5

Administrative Arrangements

46.	MEANS OF COMMUNICATION TO BE USED

46.1
Subject to the articles, anything sent or supplied by or to the company under the articles may be sent or supplied in any way in which the Act provides for documents  or information which are authorised or required by any provision of that Act to be sent or supplied by or to the company.

46.2
Subject to the articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

46.3
A director may agree with the company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

47.	COMPANY SEALS

47.1	Any common seal may only be used by the authority of the directors.

47.2	The directors may decide by what means and in what form any common seal is to be used.

47.3
Unless otherwise decided by the directors, if the company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

47.4	For the purposes of this article, an authorised person is:

(a)	any director of the company;

(b)	the company secretary (if any); or

(c)	any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

47.5
The company may exercise all the powers conferred by the Act with regard to having any official seal and such powers shall be vested in the directors. Subject to the provisions of the Act, any instrument to which an official seal is affixed shall be signed by such persons, if any, as the directors may from time to time determine.

48.	NO RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS

Except as provided by law or authorised by the directors or an ordinary resolution of the company, no person is entitled to inspect any of the company’s accounting or other records or documents merely by virtue of being a shareholder.

49.	PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS

The directors may decide to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

Directors’ Indemnity and Insurance

50.	INDEMNITY AND EXPENSES

50.1	Subject to article 50.4, a relevant director of the company or an associated company may be indemnified out of the company’s assets against:

(a)	any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company or an associated company;

(b)
any liability incurred by that director in connection with the activities of the company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Act); and

(c)	any other liability incurred by that director as an officer of the company or an associated company.

50.2
The company may fund a relevant director’s expenditure for the purposes permitted under the Act and may do anything to enable a relevant director to avoid incurring such expenditure as provided in the Act.

50.3
No relevant director shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.

50.4	This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

50.5	In this article:

(a)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; and

(b)	a “relevant director” means any director or former director of the company or an associated company.

51.	INSURANCE

51.1	The directors may decide to purchase and maintain insurance, at the expense of the company, for the benefit of any relevant director in respect of any relevant loss.

51.2	In this article:

(a)	a “relevant director” means any director or former director of the company or an associated company;

(b)
a “relevant loss” means any loss or liability which has been or may be incurred by a relevant director in connection with that director’s duties or powers in relation to the company, any associated company or any pension fund or employees’ share scheme of the company or associated company; and

(c)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.